                                                                   EXHIBIT 10.19

$14,000,000.00                                                  Due May 30, 2004



                                 PROMISSORY NOTE
                                 ---------------


  FOR VALUE RECEIVED, Net2Phone, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of IDT Corporation ("Payee") in 60 equal monthly installments, the principal amount of Fourteen Million Dollars ($14,000,000.00) with interest self amortizing on the outstanding principal amount from May 30, 1999 at a rate of 9% per annum. Notwithstanding the foregoing, Seven Million Dollars ($7,000,000.00) of principal will be paid by Maker within ten (10) days of the consummation of Maker's proposed initial public offering.

        All payments hereunder shall be made by delivery to Payee of checks payable to the order of Payee or by wire transfer.

        Maker may, at its option, prepay this Note in whole or in part, together with accrued interest on the principal amount being prepaid, at any time or from time to time without penalty or premium.

        If any one or more of the following events (hereinafter an "Event of Default") shall occur, for any reason whatsoever:

        (a) default in any payment of principal of this Note when due and the continuance of such default for a period of ten days;

        (b) default in any payment of interest on this Note when due and continuance of such default for a period of ten days; and

        (c) financial difficulties of Maker as evidenced by the occurrence of any of the following events under the laws of the United States or any state, territory or possession thereof: (i) the failure, or acknowledgement in writing of its inability, to pay its debts as they become due; (ii) the commencement of a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors' rights generally or the seeking of an appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its properties; (iii) consent by answer or otherwise to an order for relief against it in an involuntary case in bankruptcy or to the commencement of any other such action or proceeding or to any such appointment; (iv) the entry against it of an order for relief in an involuntary case in bankruptcy; (v) the commencement against it in an involuntary case in bankruptcy or any other such action or proceeding, if such case or other action or proceeding shall not be dismissed or stayed within thirty days following the commencement thereof or if any such dismissal or stay shall fail to remain in effect; or (vi) the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial portion of its properties; then, and in each and every case, the Payee, during the continuance of such Event of Default, may, upon giving written notice to the Maker, declare the then outstanding principal amount of this Note and accrued interest thereon to be, and whereupon they shall become, immediately due and payable. Interest shall accrue hereunder during the continuance of an Event of Default.

        If an Event of Default should occur, Maker agrees to pay to the Payee all expenses, including reasonable attorneys' fees, incurred by the Payee in enforcing and collecting this Note (whether pursuant to acceleration or otherwise), whether before or after maturity.

        No delay or failure on the part of the Payee of this Note in exercising any option, power, right or remedy shall operate as a waiver thereof; nor shall any single or partial exercise of any option, power, right or remedy preclude other or further exercise thereof or exercise of any other option, or remedy shall be a waiver of any default. No waiver by the Payee of any right hereunder or of any default by Maker shall be binding upon the Payee unless in writing, and no failure by the Payee in exercising any right hereunder, and no waiver of any default of the Payee shall operate as a waiver of any other or further exercise of such right or of any further default. Maker waives demand, notice and protest in any defense by reason of extension of time for payment or other indulgence granted by the holder hereof.

        This Note shall be binding upon the successors and assigns of Maker and shall inure to the benefit of Payee and its successors and assigns. This Note shall be governed by the internal laws of the State of New York without giving effect the principles of conflicts of law.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the 12th day of May, 1999.


                                        NET2PHONE, INC.


                                        By: /s/ Howard S. Balter
                                           ------------------------
                                                Howard S. Balter
                                                Chief Executive Officer